Exhibit 99.1

VirTra Reports First Quarter 2024 Financial Results

VirTra Advances Preparations for V-XR Deliveries

Strategic Military Training Initiatives Position Company for Continued Market Penetration

CHANDLER, Ariz. — May 14, 2024 — VirTra, Inc. (Nasdaq: VTSI) (“VirTra” or the “Company”), a global provider of judgmental use of force training simulators, firearms training simulators for the law enforcement and military markets, reported results for the first quarter ended March 31, 2024. The financial statements are available on VirTra’s website and here.

First Quarter 2024 and Recent Operational Highlights:

●	Progressed V-XR launch preparations. VirTra readied its extended reality training platform focused on soft skills development, for market introduction in the coming months. This strategic launch is expected to broaden VirTra’s reach within core law enforcement markets and expand the company’s presence in new sectors such as healthcare and education.
●	Continued enhancing content delivery capabilities. VirTra expanded its content library across its multiple training platforms, integrating more comprehensive and diverse scenarios that address a wider range of real-world situations, thus improving training effectiveness across various use cases.
●	Continued improving operational efficiencies through production optimization processes and ERP enhancements, supporting faster order fulfillment and scalable growth.
●	Maintained robust working capital at $33.2 million, positioning the Company for sustained growth and operational agility.

First Quarter 2024 Financial Highlights:

	For the Three Months Ended
All figures in millions, except per share data	March 31, 2024	March 31, 2023	% Δ
Total Revenue	$8.1	$10.0	-19%

Gross Profit	$5.5	$6.9	-21%
Gross Margin	67%	69%	-2%

Net Income	$1.2	$2.9	N/A
Diluted EPS	$0.11	$0.27	N/A
Adjusted EBITDA	$1.9	$4.0	N/A

Management Commentary

CEO John Givens stated, “The first quarter of 2024, while showing a dip in revenue, marked another period of strategic execution as we continue to build on the transformative groundwork laid over the past two years. The anticipated revenue fluctuation was primarily due to the cyclical nature of budget allocations, often skewed towards year-end, coupled with the impact of the U.S. government’s continuing resolution, and the completion of a large portion of our capital backlog in 2023. We remain optimistic that the integration of new sales strategies and team members will begin to influence our financial results as the year progresses, especially as these initiatives mature and the U.S. government budget resolutions advance, catalyzing purchasing decisions.

“The forthcoming launch of V-XR is set to broaden the scope of our training solutions, tailored to all agency sizes and budgets. This new platform will also expand our market reach into sectors such as healthcare and education. With V-XR, we are cultivating a frontier for continued growth and reinforcing our position as a leader in producing effective training outcomes.

“Our operational enhancements, including our consolidation into a single state-of-the-art production facility and the implementation of an upgraded ERP system, have been pivotal in elevating our operational excellence. These improvements have enabled more efficient production, higher quality outputs, and quicker delivery times, thereby enhancing customer satisfaction. Additionally, the Microsoft IVAS contract has propelled our research and development efforts in the military market, advancing our technology and providing insights that aid in deeper market penetration both domestically and abroad. As our strategic initiatives continue to take root throughout 2024, we are well-positioned to capitalize on the opportunities presented by our upcoming technology introductions and growing content library.”

First Quarter 2024 Financial Results

Total revenue was $8.1 million, compared to $10.0 million in the prior year period. The 19% decrease was primarily due to delays in federal funding, attributed to the U.S. government’s continuing resolution, which caused numerous contracts to be placed on hold. This temporary challenge impacted bookings in both the fourth quarter of 2023 and the first quarter of 2024.

Gross profit totaled $5.5 million (67% of total revenue), compared to $6.9 million (69% of total revenue) in the prior year period. The 21% decrease in gross profit was primarily due to the change in sales. Gross margin decreased mainly due to cost increases from the Microsoft contract. Specifically, a milestone payment in December 2023, which incurred minimal costs, previously boosted margins. However, costs associated with a subsequent milestone payment in the first quarter of 2024 adversely affected the gross margin. Effective cost management in other system sales partially offset this effect.

Net operating expense was $4.1 million, marking a 17% increase from $3.5 million in the prior year period. This rise was driven by higher payroll and benefits associated with recruiting senior-level staff for strategic growth, increased IT spending to enhance compliance for potential government contracts, and expanded travel to broaden sales territory coverage.

Operating income was $1.4 million, compared to $3.5 million in the first quarter of 2023.

Net income was $1.2 million, or $0.11 per diluted share (based on 11.0 million weighted average diluted shares outstanding), compared to net income of $2.9 million, or $0.27 per diluted share (based on 10.9 million weighted average diluted shares outstanding), in the first quarter of 2023.

Adjusted EBITDA, a non-GAAP metric, was $1.9 million, compared to $4.0 million in the first quarter of 2023.

Cash and cash equivalents were $22.4 million at March 31, 2024.

Financial Commentary

CFO Alanna Boudreau remarked, “The first quarter demonstrated the effectiveness of our operational enhancements in maintaining a strong gross margin. Despite a challenging revenue environment, we implemented rigorous cost management strategies, focusing on optimizing our production processes and strategic procurement to mitigate the impacts of increased costs from key contracts and operational expansions. Our recurring revenue streams, including the STEP program, services, and warranties, continued to grow in Q1, reaching 23% of total revenue and representing an increasingly predictable revenue base. Looking ahead, we remain focused on improving bookings performance and stabilizing backlog amidst order seasonality. With strategic initiatives underway, particularly the launch of V-XR, we are positioning ourselves to improve our revenue growth for the remainder of 2024 compared to Q1. Our robust working capital shows our financial strength and supports strategic initiatives, including scaled production of the V-XR.”

Conference Call

VirTra’s management will hold a conference call today (May 14, 2024) at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results. VirTra’s Chief Executive Officer John Givens and Chief Financial Officer Alanna Boudreau will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-877-407-9208

International number: 1-201-493-6784

Conference ID: 13746016

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through May 28, 2024.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13746016

About VirTra, Inc.

VirTra (Nasdaq: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship, and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Three Months Ended
	March 31,	March 31,	Increase	%
	2024	2023	(Decrease)	Change

Net Income	$1,216,173	$2,946,373	$(1,730,200)	-59%
Adjustments:
Provision for income taxes	511,437	641,345	(129,908)	-20%
Depreciation and amortization	236,547	227,570	8,977	4%
Interest (net)	(177,898)	48,183	(226,081)	-469%
EBITDA	1,786,259	3,863,471	(2,077,212)	-54%
Right of use amortization	127,893	121,774	6,119	5%

Adjusted EBITDA	$1,914,152	$3,985,245	$(2,071,093)	-52%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risks and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover and Alec Wilson

Gateway Group, Inc.

VTSI@gateway-grp.com

949-574-3860

- Financial Tables to Follow -

VIRTRA, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$22,415,177	$18,849,842
Accounts receivable, net	10,300,165	15,724,147
Inventory, net	12,292,460	12,404,880
Unbilled revenue	1,681,375	1,109,616
Prepaid expenses and other current assets	832,712	906,803
Total current assets	47,521,889	48,995,288
Long-term assets:
Property and equipment, net	16,799,459	15,487,012
Operating lease right-of-use asset, net	588,794	716,687
Intangible assets, net	565,318	567,540
Security deposits, long-term	35,691	35,691
Other assets, long-term	201,670	201,670
Deferred tax asset, net	3,663,357	3,630,154
Total long-term assets	21,854,289	20,638,754
Total assets	$69,376,178	$69,634,042

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,695,042	$2,282,427
Accrued compensation and related costs	2,176,078	2,221,416
Accrued expenses and other current liabilities	4,382,361	3,970,559
Note payable, current	226,655	226,355
Operating lease liability, short-term	323,038	317,840
Deferred revenue, short-term	5,538,525	6,736,175
Total current liabilities	14,341,699	15,754,772
Long-term liabilities:
Deferred revenue, long-term	3,004,418	3,012,206
Note payable, long-term	7,751,585	7,813,021
Operating lease liability, long-term	289,687	432,176
Total long-term liabilities	11,045,690	11,257,403
Total liabilities	25,387,389	27,012,175

Commitments and contingencies (See Note 11)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 11,109,730 shares issued and outstanding as of March 31, 2024 and 11,107,230 shares issued and outstanding as of December 31, 2023	1,110	1,109
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-

Additional paid-in capital	32,108,513	31,957,765
Retained earnings	11,879,166	10,662,993
Total stockholders’ equity	43,988,789	42,621,867
Total liabilities and stockholders’ equity	$69,376,178	$69,634,042

VIRTRA, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023

Revenues:
Net sales	$8,094,398	$10,026,935
Total revenue	8,094,398	10,026,935

Cost of sales	2,632,257	3,077,997

Gross profit	5,462,141	6,948,938

Operating expenses:
General and administrative	3,370,422	2,711,337
Research and development	693,380	766,296

Net operating expense	4,063,802	3,477,633

Income from operations	1,398,339	3,471,305

Other income:
Other income	329,271	183,642
Gain on forgiveness of note payable	-	(67,229)
Other income

Net other income	329,271	116,413

Income before provision for income taxes	1,727,610	3,587,718

Provision for income taxes	511,437	641,345

Net income	$1,216,173	$2,946,373

Net income per common share:
Basic	$0.11	$0.27
Diluted	$0.11	$0.27

Weighted average shares outstanding:
Basic	10,959,298	10,917,311
Diluted	10,961,188	10,919,391

VIRTRA, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31
	2024	2023
Cash flows from operating activities:
Net income	$1,216,173	$2,946,373
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	236,547	227,570
Right of use amortization	127,893	121,774
Employee stock compensation	139,999	24,063
Bad Debt Expense	245,089
Stock issued for service	-	75,000
Changes in operating assets and liabilities:
Accounts receivable, net	5,178,893	(1,686,838)
Inventory, net	112,420	(1,155,466)
Deferred taxes	(33,203)	(865,745)
Unbilled revenue	(571,759)	(430,488)
Prepaid expenses and other current assets	74,091	(1,675)
Other assets	-	(792)
Accounts payable and other accrued expenses	(246,905)	1,610,884
Operating lease right of use	(137,291)	(126,592)
Deferred revenue	(1,205,438)	240,535
Net cash provided by operating activities	5,136,509	978,603

Cash flows from investing activities:
Purchase of property and equipment	(1,546,772)	(163,441)
Net cash (used in) investing activities	(1,546,772)	(163,441)

Cash flows from financing activities:
Principal payments of debt	(35,152)	(57,750)
Proceeds from Stock based options	10,750	16,726
Net cash (used in) financing activities:	(24,402)	(41,024)

Net increase in cash	3,565,335	774,138
Cash and restricted cash, beginning of period	18,849,842	13,483,597
Cash and restricted cash, end of period	$22,415,177	$14,257,735

Supplemental disclosure of cash flow information:
Cash paid:
Income taxes paid	$24,002	$108,777
Interest paid	$61,552	$3,345